UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2006
Spectrum Sciences & Software Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3130 Fairview Park Drive, Suite 400, Falls Church, VA	22042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 564-2967
Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 23, 2006, Spectrum Sciences & Software Holdings Corp. (the “Company”) executed a stock option agreement (the “Stock Option Agreement”) with Michael M. Megless (“Megless”), who is the Chief Financial Officer and a director of the Company, pursuant to the Amended and Restated Number 2 2004 Non-Statutory Stock Option Plan (the “Plan”). The Stock Option Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference in its entirety. A copy of the Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 19, 2004, and is incorporated herein by reference in its entirety.
     Pursuant to the Stock Option Agreement, the Company granted options to Megless to purchase 326,353 shares of the Company’s common stock, $.0001 par value per share, at an exercise price of the lesser of $1.55 per share or the fair market value per share at the time of exercise. All of the options issued to Megless vested and became exercisable immediately upon issuance and will expire on January 22, 2008.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.
          The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Date: January 27, 2006	By:	/s/ Michael M. Megless
		Name:	Michael M. Megless
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Option Agreement